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                                                                    EXHIBIT 10.5


                             SECURED PROMISSORY NOTE

                                                         Los Angeles, California
$187,249.00                                                     January 18, 2000

     FOR VALUE RECEIVED, Tom McGovern ("Borrower"), hereby unconditionally promises to pay to the order of PETsMART.com, Inc., a Delaware corporation, and its successors, endorsees, transferees and assigns ("Payee"), the principal amount of One Hundred Eighty Seven Thousand Two Hundred Forty Nine Dollars of the United States of America (U.S $187,249.00) and interest on the unpaid principal amount hereof, on or before the earlier of (i) January 18, 2005 or
(ii) (A) 30 days after the termination of Borrower's employment with the Payee with cause (as defined in Borrower's employment agreement with the Payee) or (B) six months after the termination of the Borrower's employment with Payee without cause. Interest shall accrue from the date hereof until this Note is paid in full at a rate equal to seven percent (7%) per annum compounded semiannually. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period.

     Borrower may at its option make principal payments on this Note without premium or penalty. All payments of principal shall be accompanied by payments of accrued and unpaid interest on the principal being repaid. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or legal holiday under the laws of the State of California, such payment shall be made on the next succeeding business day, and any such extended time of the payment of principal shall be included in computing interest at the rate this Note bears prior to maturity in connection with such payment.

     Borrower shall make payment of all interest accruing on all obligations of the Borrower now existing or hereafter incurred under, arising out of, or in connection with this Note and the Pledge Agreement (as defined below) after the filing of a petition by or against the Borrower under the Bankruptcy Code, in accordance with and at the rate specified in this Note whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under the Bankruptcy Code).

     All payments of principal, interest and other amounts payable in respect of this Note shall be made in lawful money of the United States of America or by personal check, at the office of Payee located at 35 Hugus Alley, Suite 210, Pasadena, CA 91103, Attention: Chief Financial Officer or at such other place that Payee shall have designated in writing for such purpose. Payee shall, before disposing of this Note or any part hereof, make a notation hereon of all principal and interest payments previously made hereunder and of the date to which interest hereon has been paid; provided, that the failure to correctly make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Borrower under this Note with respect to any loan evidenced hereby or payments of principal or interest on this Note.

     The proceeds of this Note, together with $251.00 in cash, shall be used by the Borrower, to purchase 250,000 shares of Common Stock (the "Common Stock") of Payee under the 1999 Stock Plan Stock Option Agreement, dated November 12, 1999, between the Borrower and the Payee (the "Option Agreement"), which Common Stock shall secure this Note pursuant to the Pledge Agreement between the Borrower and Payee, dated as of the date hereof (the "Pledge Agreement"). No reference herein to the Pledge Agreement and no provision of this Note or the Pledge Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The occurrence of any of the following shall constitute an "Event of Default":
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                  (1) failure of Borrower to pay any principal, interest or
         other amount due under this Note when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, in each case within ten (10) days after the same becomes due and payable;

                  (2) breach of any other representation, warranty or covenant of Borrower contained in this Note or of the Pledgor (as defined therein) in the Pledge Agreement;

                  (3) an involuntary case shall be commenced against Borrower or a court having jurisdiction shall enter a decree or order for relief in respect of Borrower in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (collectively, "Bankruptcy Laws"), which decree or order is not stayed; or any other similar relief shall be granted under any other law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of Borrower's property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower for all or a substantial part of Borrower's property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower; or

                  (4) Borrower shall have an order for relief entered with respect to it or commence a voluntary case under any applicable Bankruptcy Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession of a receiver, trustee or other custodian for all or a substantial part of Borrower's properties; the making by Borrower of any assignment for the benefit of creditors; or the inability or failure of Borrower, or the admission of Borrower in writing of its inability, to pay its debts as such debts become due.

     Upon the occurrence of any Event of Default specified in items (3) or (4) above, the principal of this Note, together with all unpaid interest and all other amounts payable hereunder, shall become due and payable forthwith, without presentment, demand, notice, protest or other requirement of any kind, all of which are expressly waived by Borrower. Upon the occurrence of any event specified in items (1) or (2) above, Payee may, by written notice to Borrower, declare this Note, together with all unpaid interest and all other amounts payable hereunder, and this Note, together with all unpaid interest and all other amounts payable hereunder, shall immediately become, due and payable without presentment, further demand or notice, protest or other requirements of any kind, all of which are expressly waived by Borrower.

     Borrower agrees to advise Payee as to the occurrence of any event or existence of any condition that, with the passage of time or giving of notice, or both, could constitute an Event of Default as soon as possible but not later than two business days after Borrower becomes aware of the occurrence of such event or existence of such condition. The failure to provide such notice will constitute an Event of Default.

     This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of California, without regard to conflict of law principles thereof. Borrower and Payee further agree that a non-exclusive forum for the determination of any action relating to this Note or the Pledge Agreement shall include an appropriate court of the State of California or the United States District Court or United States Bankruptcy Court for the District of California and Borrower and Payee hereby irrevocably submit to the jurisdiction thereof.

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     To the maximum extent permitted by law, Borrower and Payee hereby expressly waive any right to trial by jury of any action, cause of action, claim, demand, or proceeding arising under or with respect to this Note, or in any way connected with, related to, or incidental to the dealings of Borrower and Payee with respect to this Note or the transactions related hereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the maximum extent permitted by law, Borrower and Payee each mutually agree that any such action, cause of action, claim, demand, or proceedings shall be decided by a court trial without a jury and that the defending party may file a copy of this section with any court or other tribunal as written evidence of the consent of the complaining party to the waiver of its right to trial by jury.

     Borrower promises to pay all costs and expenses, including attorneys' fees, incurred in the collection and enforcement of this Note, including, without limitation, enforcement before any court and including all appellate proceedings. Borrower hereby consents to renewal and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     No delay or omission on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Payee are cumulative and not exclusive of any rights or remedies it otherwise has.

     Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note, shall be interpreted so as to be effective and valid.

     The holder of this Note shall have the right at any time to sell, assign, transfer, negotiate or pledge all or any part of its interest in this Note. Borrower may not assign, and no person may assume, any of the obligations of Borrower under this Note without the prior written consent of Payee, which consent may be granted or withheld in Payee's sole discretion, and any attempt to do so without such consent shall be void.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year and at the place first written above.


                                Borrower


                                By: /s/ Tom McGovern
                                    -------------------------
                                    Tom McGovern
                                    983 Old Mill Road
                                    Pasadena, CA  91108

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